Exhibit 4.2

XILINX, INC.
as Issuer
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

Indenture
Dated as of June 9, 2010

2.625% Convertible Senior Notes due 2017

i

INDENTURE, dated as of June 9, 2010, between Xilinx, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal office at 2100 Logic Drive, San Jose, California 95124 and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, the Company has duly authorized the creation of an issue of 2.625% Convertible Senior Notes due 2017 (each a “Security” and collectively, the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done;
NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;
(ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
(iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.03.
“Additional Interest” means all amounts payable, if any pursuant to Section 8.03 hereof.
“Additional Securities” means any Securities (other than the Initial Securities) issued under this Indenture in accordance with Section 3.01 hereof, as part of the same series and with the same CUSIP number as the Initial Securities.
“Additional Shares” has the meaning specified in Section 7.06(a).
“Adjustment Determination Date” has the meaning specified in Section 7.03(j).
“Adjustment Event” has the meaning specified in Section 7.03(j).
“Affiliate” of any specified Person means any other Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent Members” has the meaning specified in Section 3.08.
“Bid Solicitation Agent” means the agent appointed by the Company to solicit market bid quotations for the Securities, which shall in no event be an Affiliate of the Company.
“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships or limited liability companies, partnership interests (whether general or limited), limited liability company interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

“Close of Business” means 5:00 p.m., New York City time.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any of its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President or any Vice President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.
“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.
“Conversion Date” has the meaning specified in Section 7.02(f).
“Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.
“Conversion Rate” has the meaning specified in Section 7.01(a).

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at The Bank of New York Mellon Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Administration, and shall mean for purposes of Section 5.02 c/o The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.
“Corporation” means a corporation, association, company, joint-stock company or business trust.
“Custodian” means The Bank of New York Mellon Trust Company, N.A., as custodian with respect to the Securities in global form, or any successor entity.
“Daily Conversion Value” has the meaning specified in Section 7.02.
“Daily Settlement Amount” has the meaning specified in Section 7.02.
“Daily VWAP” means, for each of the 30 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “XLNX.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company), provided, that after consummation of a transaction described in clause (2) of the definition of Fundamental Change in which the consideration is comprised entirely of cash, the Daily VWAP will be deemed to be the cash price per share received by holders of the Common Stock in such Fundamental Change.
“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.
“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.
“Designated Institution” has the meaning specified in Section 7.12(a).
“Effective Date” has the meaning specified in Section 7.03(f).
“Event of Default” has the meaning specified in Section 8.01.
“Ex Date” means, with respect to any dividend, distribution or issuance on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question from the Company either directly or indirectly through due bills.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fundamental Change” means the occurrence of any of the following events at any time after the Securities are originally issued:
(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and the Company’s and its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors;
(2) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination of the Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one or more of the Company’s Subsidiaries; provided, however that a transaction pursuant to which (i) the Common Stock is not changed or exchanged except to the extent necessary to reflect a change in the Company’s jurisdiction of incorporation or (ii) the holders of more than 50% of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all shares of Capital Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;
(3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
(4) the Common Stock, or other common stock into which the Securities are then convertible, ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a Fundamental Change as a result of clause (2) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights) in connection with the transaction or transactions otherwise constituting the Fundamental Change consists of Publicly Traded Securities and, as a result of such transaction or transactions, the Securities become convertible into such Publicly Traded Securities and cash as described in Section 7.07.
“Fundamental Change Company Notice” has the meaning specified in Section 6.01(b).
“Fundamental Change Repurchase Date” has the meaning specified in Section 6.01(a).
“Fundamental Change Repurchase Notice” has the meaning specified in Section 6.01(a)(i).
“Fundamental Change Repurchase Price” has the meaning specified in Section 6.01(a).
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.
“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
“Initial Conversion Rate” has the meaning specified in Section 7.03.
“Initial Dividend Threshold” has the meaning specified in Section 7.03(d).
“Initial Purchasers” means J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.
“Initial Securities” means Securities in an aggregate Principal Amount of $520,000,000, initially issued under this Indenture.

“Interest” means (i) Regular Interest and (ii) Additional Interest, if any.
“Interest Payment Date” means each June 15 and December 15 of each year, beginning December 15, 2010.
“Issue Date” means the date Securities are originally issued as set forth on the face of such Security under this Indenture.
“Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on such date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms (which may include any of the Initial Purchasers) selected by the Company for this purpose.
“Legal Holiday” has the meaning specified in Section 14.07.
“Make-Whole Effective Date” has the meaning specified in Section 7.06(b).
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change described in clause (1) or (2) of the definition thereof (but without regard to proviso (ii) in clause (2) of the definition thereof)
“Make-Whole Fundamental Change Notice” has the meaning specified in Section 7.06(e).
“Market Disruption Event” has the meaning specified in Section 7.02(d).
“Maturity,” when used with respect to any Security, means the date on which the principal or Fundamental Change Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or on a Fundamental Change Repurchase Date, by declaration of acceleration or otherwise.
“Measurement Period” has the meaning specified in Section 7.01(a).

“National Securities Exchange” means a securities exchange that has registered with the Commission under Section 6 of the Exchange Act, or any successor provision.
“Notice of Conversion” has the meaning specified in Section 7.02(e).
“Notice of Default” has the meaning specified in Section 8.01(f).
“Observation Period” with respect to any Security surrendered for conversion means the 30 consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date, except that with respect to any conversion date occurring during the period beginning on or after March 15, 2017, Observation Period means the first 30 Trading Days beginning on and including the 32nd Scheduled Trading Day prior to the Stated Maturity of the Securities.
“Officers’ Certificate” means a certificate signed by any two of the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, in each case of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 5.10 shall be the principal executive, financial or accounting officer of the Company.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.
“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(i) Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;
(ii) Securities, or portions thereof, for whose payment or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be repurchased prior to the Maturity thereof, notice of such repurchase shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; and
(iv) Securities converted into Common Stock pursuant to Article 7;
provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
“Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, Interest on, or Fundamental Change Repurchase Price of, any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.
“Person” means any individual, Corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $2,000 Principal Amount and multiples of $1,000 in excess thereof.
“Principal Amount” of a Security means the principal amount as set forth on the face of the Security.
“Publicly Traded Securities” means shares of Common Stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or which will be so listed or quoted when issued or exchanged.
“Purchase Agreement” means the Purchase Agreement, dated June 3, 2010, entered into by the Company and the Initial Purchasers in connection with the sale of the Securities.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.
“Record Date” means, with respect to any payment of Interest on the Securities, the Close of Business on each June 1 and December 1, as the case may be, immediately preceding the relevant Interest Payment Date (whether or not a Business Day).
“Reference Property” and “Unit of Reference Property” have the meaning specified in Section 7.07(a).
“Regular Interest” has the meaning specified in Section 4.01(a).
“Responsible Officer” means any officer of the Trustee within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers respectively, or to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.05.
“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
“Rule 144A Information” has the meaning specified in the Securities.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, Scheduled Trading Day means a Business Day.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Security” or “Securities” has the meaning specified in the first paragraph of the Recitals to this Indenture, and includes any Security or Securities, as the case may be, authenticated and delivered under this Indenture, including any Global Security. The Initial Securities and the Additional Securities shall be treated as a single class and have the same CUSIP number for purposes of this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.
“Settlement Amount” has the meaning specified in Section 7.02.
“Significant Subsidiary” means a Subsidiary of the Company that would be a “significant subsidiary” as defined in Article I, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
“Spin-Off” has the meaning specified in Section 7.03(c).
“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security together with accrued and unpaid Interest, if any, is due and payable.
“Stock Price” means, with respect to the Common Stock in connection with a Make-Whole Fundamental Change, (i) if holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the cash amount paid per share of Common Stock or (ii) if holders of Common Stock receive any consideration other than cash in such Make-Whole Fundamental Change or if a Make-Whole Fundamental Change occurs other than a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the average of the Last Reported Sales Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the effective date of such Make-Whole Fundamental Change.
“Subsidiary” means a Corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
“Surviving Entity” has the meaning specified in Section 9.01(a).
“Trading Day” means a day on which (i) trading of the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which the closing sale price must be determined) is not so listed or traded, “Trading Day” means any Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that are selected by the Company (which may include any of the Initial Purchasers); provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one such bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer then the Trading Price per $1,000 Principal Amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.
“Trading Price Condition” has the meaning specified in Section 7.01(a)(ii).
“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
“Valuation Period” has the meaning specified in Section 7.03(c).
“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
Section 1.02. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 1.03. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.
(c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 11.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.
(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
Section 1.04. Notices, Etc., to Trustee and Company.Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including facsimile) to or with the Trustee at its applicable Corporate Trust Office; or
(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including facsimile) and mailed, first-class postage prepaid (unless facsimile), to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: General Counsel.
Section 1.05. Notice to Holders; Waiver.Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.
ARTICLE 2
Security Forms
Section 2.01. Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.
The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.
Section 2.02. Form of Face of Security. [INCLUDE IF SECURITY IS A RESTRICTED SECURITY — THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUED UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER

THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT (A) TO XILINX, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER (IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT), OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
[INCLUDE IF SECURITY IS A GLOBAL SECURITY — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

2.625% Convertible Senior Notes due 2017

No.	CUSIP NO. 983919 AE1 U.S.	$
Xilinx, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                      ($                    ) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on June 15, 2017. The Principal Amount of this Security shall be payable at the Corporate Trust Office and at any other office or agency maintained for such purpose and at any other office or agency maintained by the Company for such purpose. Interest on this Security will be payable (i) to Holders having an aggregate Principal Amount of $5,000,000 or less of Securities, by check mailed to such Holders and (ii) to Holders having an aggregate Principal Amount of more than $5,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Record Date for such Interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States.
The Issue Date of this Security is June 9, 2010.
Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security into Common Stock of the Company and to require the Company to repurchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.
This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.
This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

XILINX, INC.

By:
Authorized Signatory

Section 2.03. Form of Reverse of Security.
XILINX, INC.
2.625% Convertible Senior Notes due 2017
This Security is one of a duly authorized issue of Securities of the Company, designated as its 2.625% Convertible Senior Notes due 2017 (the “Securities”), all issued or to be issued under and pursuant to an Indenture dated as of June 9, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.
Interest. The Securities will bear Regular Interest at a rate of 2.625% per year. Interest on the Securities will accrue from June 9, 2010, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2010, and at Maturity. Pursuant to Section 8.03 of the Indenture, in certain circumstances, the Holders shall be entitled to receive Additional Interest.
Except as otherwise provided in Section 4.01(c) of the Indenture, Interest will be paid to the Person in whose name a Security is registered at the Close of Business on June 1 or December 1, as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months.
Redemption at the Option of the Company. The Securities will not be redeemable at the option of the Company.
Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at 100% of the Principal Amount plus accrued and unpaid Interest (subject to Section 4.01(c)(ii) of the Indenture) to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), which Fundamental Change Repurchase Price will be paid in cash. If the Fundamental Change Repurchase Date is between a regular Record Date and the Interest Payment Date to which it relates, the Company will instead pay the full amount of accrued and unpaid Interest to the Holder of record on such regular Record Date.
Withdrawal of Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Payment of Fundamental Change Repurchase Price. If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be repurchased on a Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date such Securities will cease to be Outstanding and Interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Repurchase Date and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Security).
Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article 7 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into, subject to Section 7.01 of the Indenture, cash and shares of Common Stock, if any, at the Conversion Rate. The initial Conversion Rate is 33.0164 shares of Common Stock per $1,000 Principal Amount of Securities (equivalent to a Conversion Price of approximately $30.29), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company shall deliver, for each $1,000 Principal Amount of Securities being converted, cash and shares of Common Stock, if any, based on a Settlement Amount in accordance with the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.
Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

If an Event of Default shall occur and be continuing, the Principal Amount plus Interest through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the Principal Amount, Fundamental Change Repurchase Price hereof on or after the respective due dates expressed herein or to convert the Securities in accordance with Article 7 of the Indenture.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, Fundamental Change Repurchase Price of, and Interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.
The Securities are issuable only in registered form in denominations of $2,000 and any multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

XILINX, INC.
ASSIGNMENT FORM
If you want to assign this Security, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint  _____  agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of this Security occurring prior to the date which is the later of (i) one year after the last Issue Date of the Securities or such shorter period of time permitted by Rule 144 under the Securities Act, as amended (the “Securities Act”), or any successor provision thereto and (ii) such later date, if any, as may be required by applicable law, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:
[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act;

(3)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(4)	☐	pursuant to any other exemption from the registration requirements of the Securities Act.
Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) or (4) is checked, the Company and the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as may reasonably be required in order to determine that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program
(“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

NOTICE: To be executed by an executive officer.

XILINX, INC.
NOTICE OF CONVERSION
If you want to convert this Security into Common Stock of the Company, check the box: ☐
To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or a multiple of $1,000):
$
If you want the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

XILINX, INC.
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
_______________, ____
The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Attention: Corporate Trust Department

Re:	Xilinx, Inc. (the “Company”)
2.625% Convertible Senior Notes due 2017
This is a Fundamental Change Repurchase Notice as defined in Section 6.01(a) of the Indenture dated as of June 9, 2010 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:
I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 6.01 of the Indenture (in multiples of $1,000):
$
I hereby agree that the Securities will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Section 2.04. Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon Trust
Company, N.A.

By
Authorized Signatory
Section 2.05. Legend on Restricted Securities. During the period beginning on the last Issue Date and ending on the date one year from such date, any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.05. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.05 and Section 3.09, the Trustee shall not issue any unlegended Security until it has received an Officers’ Certificate from the Company directing it to do so.
ARTICLE 3
The Securities
Section 3.01. Title and Terms; Payments. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $520,000,000 (or up to $600,000,000 to the extent the Initial Purchasers exercise their overallotment option granted pursuant to the Purchase Agreement), except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.05, 3.04, 3.05, 3.06, 6.05 or 13.06. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Securities of an unlimited aggregate Principal Amount, and the Trustee shall thereupon authenticate and deliver said Additional Securities to or upon the written order of the Company, without any further action by the Company hereunder; provided however that the Company may issue Additional Securities only if: (1) such Additional Securities and Initial Securities are treated as fungible for purposes of U.S. federal income tax laws; (2) such Additional Securities have the same CUSIP number as the Initial Securities; and (3) the Trustee receives an Officers’ Certificate to the effect that such issuance of Additional Securities complies with the provisions of this Indenture, including each provision of this paragraph.

The Securities shall be known and designated as the “2.625% Convertible Senior Notes due 2017” of the Company. The Principal Amount shall be payable at the Stated Maturity.
The Principal Amount of and Interest on Global Securities registered in the name of The Depository Trust Company or its nominee shall be paid by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as applicable.
The Principal Amount of Physical Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained for such purpose and at any other office or agency maintained by the Company for such purpose. Interest on Physical Securities will be payable (i) to Holders having an aggregate Principal Amount of $5,000,000 or less of Securities, by check mailed to such Holders at the address set forth in the Security Register and (ii) to Holders having an aggregate Principal Amount of more than $5,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Record Date for such Interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.
Section 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $2,000 and any multiple of $1,000 in excess thereof.
Section 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by the Chairman of the Board of Directors, its President, or one of its Vice Presidents.
Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. If Physical Securities are to be authenticated, such Company Order shall also specify the Holders of, and delivery instructions for, such Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, that any such temporary Securities shall bear legends (other than the Global Security legend) on the face of such Securities as set forth in Section 2.02.
If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.
Section 3.05. Registration; Registration of Transfer and Exchange; Restrictions On Transfer. (a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and transfers of Securities. The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.09).
At the option of the Holder and subject to the other provisions of this Section 3.05 and to Section 3.09, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.
Except as provided in the following sentence and in Section 3.09, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.
So long as and to the extent that any Securities are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may cause the removal of the legends required by Section 2.02 and Section 2.05 from such Securities at any time on or after the first anniversary of the last Issue Date of the Securities by:
(i) providing to the Trustee written notice stating that such first anniversary has occurred and instructing the Trustee to remove the such legends from such Securities;
(ii) providing to the Holders of such Securities written notice that such legends have been removed or deemed removed;

(iii) providing to the Trustee and the Depositary written notice to change the CUSIP number for the Securities to the applicable unrestricted CUSIP number; and
(iv) complying with any applicable procedures for delegending in accordance with Rule 144 under the Securities Act and applicable policies of the Commission;
whereupon any legends otherwise required by Sections Section 2.02 and Section 2.05 shall be deemed removed from any Global Securities without any further action on the part of the Holders.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 not involving any transfer.
Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.
(b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.05(b) or Section 3.09. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.
The restrictions imposed by this Section 3.05 and by Sections 2.02, 2.05 and 3.09 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers’ Certificate stating that such Restricted Security has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers’ Certificate stating that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05.

As used in the preceding two paragraphs of this Section 3.05, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.
(c) Neither the Trustee, the Security Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.
(d) Notwithstanding the foregoing, during the period of one year after the last Issue Date of the Securities, if any of the Securities that constitute “restricted securities” under Rule 144 under the Securities Act have been reacquired by the Company or any of its “affiliates” (as defined in Rule 144 under the Securities Act), such Securities may not be resold by the Company or such affiliate, as applicable. Neither the Trustee nor the Securities Registrar shall be charged with the knowledge of whether such Securities have been reacquired by the Company or its affiliates.
Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously Outstanding.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously Outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section 3.06, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 3.07. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.
Section 3.08. Book-entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.09. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary has notified the Company that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section 8.02 and the Trustee requests that Physical Securities be issued or (C) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Securities, subject to applicable procedures of the Depositary; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.
(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.
(d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.
(e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) above shall, except as otherwise provided by Section 3.05(a) or Section 3.05(b), bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.
(f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 3.09. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, repurchase, conversion (pursuant to Article 7 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation. Any Securities repurchased by the Company will be retired and cancelled pursuant to this Section 3.09, and they will deemed no longer to be Outstanding under this Indenture upon their repurchase.
(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:
(i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
(ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.
(b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Except as otherwise provided pursuant to Section 3.05(a) or Section 3.05(b), upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(c) General. By its acceptance of any Security bearing the legends required by Sections 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.
The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.
Section 3.10. CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in repurchase notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any repurchase notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 4
Interest
Section 4.01. Generally.
(a) Regular interest (“Regular Interest”) shall accrue on the Securities from June 9, 2010 at a rate of 2.625% per annum until the principal thereof is paid or made available for payment. Regular Interest shall be payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2010.
(b) Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular interest rate (inclusive of any Additional Interest payable with respect to the Securities) is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular interest rate (inclusive of any Additional Interest payable with respect to the Securities) is applicable shorter than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(c) Except as otherwise provided in this Section 4.01(c), a Holder of any Securities at the Close of Business on a Record Date shall be entitled to receive Interest on such Securities on the corresponding Interest Payment Date.
(i) A Holder of any Securities as of a Record Date that are converted after the Close of Business on such Record Date and prior to the Open of Business on the corresponding Interest Payment Date shall receive the Interest on the Principal Amount of such Securities, notwithstanding the conversion of such Securities prior to such Interest Payment Date. However, a Holder that surrenders any Securities for conversion between the Close of Business on a Record Date and the Open of Business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the Interest payable by the Company with respect to such Securities on such Interest Payment Date at the time such Holder surrenders such Securities for conversion, provided, however, that this sentence shall not apply to a Holder that converts Securities:
(A) in respect of which the Company has specified a Fundamental Change Repurchase Date that is after the relevant Record Date and on or prior to the relevant Interest Payment Date;
(B) following the Record Date for the payment of Regular Interest on June 15, 2017; or
(C) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to the Securities being converted.
Accordingly, a Holder that converts Securities under any of the circumstances described in clauses (A), (B) or (C) above (in the case of clause (C), to the extent applicable) will not be required to pay to the Company an amount equal to the Interest payable by the Company with respect to such Securities on the relevant Interest Payment Date.
(ii) Notwithstanding any other provision of this Section 4.01(c), any Interest payable on a Fundamental Change Repurchase Date that falls after the Close of Business on a Record Date but at or prior to the Close of Business on the corresponding Interest Payment Date shall be payable to the Holder of record on the corresponding Record Date as provided in Section 6.01(a) and shall not be payable to the Holder of the Securities being purchased. The payment of such Interest to the Holder on the Record Date as provided in Section 6.01(a) shall be deemed to satisfy the Company’s obligations in respect of such Interest.

ARTICLE 5
Covenants
Section 5.01. Payments. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture.
Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the principal of and Interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Section 5.02. Maintenance of Office or Agency. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment or conversion, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be the applicable Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
So long as the Trustee is the Security Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 10.10(c) and the third paragraph of Section 10.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Securities it can identify from its records.

The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office.
Section 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 10.10(a), a Trustee, so that there shall at all times be a Trustee hereunder.
Section 5.04. Provisions as to Paying Agent.
(a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:
(i) that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities;
(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or Interest on the Securities when the same shall be due and payable; and
(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.
The Company shall, on or before each due date of the Principal Amount of or Interest on the Securities, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such Principal Amount or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. New York City time, on such date.
(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the Principal Amount of or Interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such Principal Amount or Interest, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the Principal Amount of or Interest on the Securities when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
(d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Section 12.03 and Section 12.04.
The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
Section 5.05. Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.
Section 5.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of Securities or any Common Stock issuable on conversion thereof under Rule 144 under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof, in each case which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 5.07. Commission Filings and Reports. The Company covenants to file with the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), other than current reports on Form 8-K, which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the same is required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 5.07 at the time such documents are so delivered or filed, provided, however, that the Trustee shall have no responsibility whatsoever to determine whether such filing has been made. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 5.08. Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 8.03, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (1) the amount of such Additional Interest that is payable and (2) the date on which such Additional Interest is payable. Additional Interest payable in accordance with Section 8.03 shall be payable in arrears on each Interest Payment Date following accrual in the same manner as Regular Interest on the Securities. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
Section 5.09. Stay; Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Interest, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.10. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year that begins after April 3, 2010), an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof any Event of Default or Default has occurred in such fiscal year and, if the Company shall be in default, specifying all such Defaults and the nature and the status thereof of which the signer may have knowledge.
The Company shall deliver to the Trustee within 60 days after the Company becomes aware of the occurrence of any Event of Default or Default, written notice setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take or is taking with respect thereto.
Any notice required to be given under this Section 5.10 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.
Section 5.11. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
ARTICLE 6
Fundamental Changes and Repurchases Thereupon
Section 6.01. Repurchase at Option of Holders upon a Fundamental Change.
(a) Generally. If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities or any portion thereof that is equal to $1,000 or a multiple of $1,000 Principal Amount, on a Business Day (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 nor more than 35 calendar days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the Principal Amount thereof, together with accrued and unpaid Interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however that if Securities are repurchased pursuant to this Section 6.01 on any date between a Record Date and the Interest Payment Date to which such Record Date relates, the full amount of Interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Record Date, in which case, the Fundamental Change Repurchase Price shall be equal to 100% of the Principal Amount of the Securities being purchased.

Repurchases of Securities under this Section 6.01, at the option of the Holder thereof, shall be made upon:
(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder, prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Securities prior to the Close of Business on the Fundamental Change Repurchase Date; and
(ii) delivery or book-entry transfer of the Securities to be repurchased to the Trustee (or other Paying Agent appointed by the Company) prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 6.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
The Fundamental Change Repurchase Notice shall state:
(A) if Physical Securities are to be delivered, the certificate numbers of Securities to be delivered for repurchase;
(B) the portion of the Principal Amount of Securities to be repurchased, which must be $1,000 or a multiple thereof; and
(C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture;
provided, however, that if the Securities are not Physical Securities, the notice must comply with appropriate procedures of the Depositary.
Any purchase by the Company contemplated pursuant to the provisions of this Section 6.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Securities.
Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Repurchase Notice contemplated by this Section 6.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 6.03 below.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof. If any Fundamental Change Repurchase Notice is given and then withdrawn prior to the Close of Business of the Business Day immediately preceding the Fundamental Change Repurchase Date, the Company will not be obligated to purchase the Securities to which such Fundamental Change Repurchase Notice relates.
(b) Fundamental Change Company Notice. On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
Each Fundamental Change Company Notice shall specify:
(i) the events causing the Fundamental Change;
(ii) the date of the Fundamental Change;
(iii) the last date on which a Holder may exercise the repurchase right;
(iv) the Fundamental Change Repurchase Price;
(v) the Fundamental Change Repurchase Date;
(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) if applicable, that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with Section 6.03; and
(ix) the procedures that Holders must follow to require the Company to repurchase their Securities.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 6.01.
(c) No Payment During Acceleration. There shall be no repurchase of any Securities pursuant to this Section 6.01 if (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Repurchase Notice) the Principal Amount of the Securities has been accelerated in accordance with this Indenture and such acceleration has not been rescinded on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (i) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an acceleration (other than an acceleration resulting from a Default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(d) Payment of Fundamental Change Repurchase Price. The Securities to be repurchased pursuant to this Section 6.01 shall be paid for in cash.
Section 6.02. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 6.01(a), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 6.03) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 6.01(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 6.01(a).

Section 6.03. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(i) the Principal Amount of the Securities with respect to which such notice of withdrawal is being submitted;
(ii) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and
(iii) the Principal Amount, if any, of such Securities that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in Principal Amounts of $1,000 or a multiple of $1,000;
provided, however, that if the Securities are not Physical Securities, the notice must comply with appropriate procedures of the Depositary.
Section 6.04. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price, of all the Securities or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 6.04. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date, then immediately following the Fundamental Change Repurchase Date, (a) such Security will cease to be Outstanding and Interest will cease to accrue thereon (whether or not book-entry transfer of such Security is made or whether or not such Security is delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid Interest upon delivery or transfer of such Security).

Section 6.05. Securities Repurchased in Whole or in Part. Any Security that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased, provided, that such Principal Amount must be $2,000 or greater.
Section 6.06. Covenant to Comply With Securities Laws Upon Repurchase of Securities. In connection with any offer to repurchase Securities under Section 6.01 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) to the extent required or any other required schedule under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 6.01 to be exercised in the time and in the manner specified in Section 6.01.
Section 6.07. Repayment to The Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 6.04 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.
Section 6.08. Purchase by Third Party. Notwithstanding the foregoing provisions of this Article 6, the Company shall not be required to issue a Fundamental Change Company Notice upon a Fundamental Change (i) if another Person issues a Fundamental Change Company Notice in the manner, at the times and otherwise in compliance with the requirements set forth in Section 6.01(b) applicable to a Fundamental Change Company Notice made by the Company and otherwise complies with the provisions of this Article 6 as if it were the Company, and (ii) purchases and pays for all Securities validly tendered and not withdrawn pursuant to such Fundamental Change Company Notice.

ARTICLE 7
Conversion
Section 7.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity to convert the Principal Amount of any such Securities, or any portion of such Principal Amount which is $1,000 or a multiple thereof at a rate per $1,000 Principal Amount of such Security (the “Conversion Rate”) then in effect, (x) on or after March 15, 2017, without regard to the conditions described in clauses (i) through (iv) below and (y) prior to the Close of Business on the Business Day immediately preceding March 15, 2017, only upon the satisfaction of any of the following conditions:
(i) A Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after October 2, 2010 if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each applicable Trading Day.
(ii) A Holder may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 Principal Amount of Securities, as determined by the Bid Solicitation Agent following a request by a Holder in accordance with the procedures set forth in this Section 7.01(a)(ii), for each day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate (“Trading Price Condition”). If the Company did not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 Principal Amount of Securities would deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each day the Company fails to do so. In connection with any conversion in accordance with this Section 7.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request to the Bid Solicitation Agent unless a Holder of a Security provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. After receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal Amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Trading Price Condition has been met, the Company will notify the Holders and the Trustee. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 Principal Amount of Securities is greater than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company will so notify the Holders and the Trustee.

(iii) In the event that the Company elects to:
(A) issue to all or substantially all holders of Common Stock rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or
(B) distribute to all or substantially all holders of Common Stock assets of the Company, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as determined by the Company’s Board of Directors in good faith, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, then, in either case, the Company shall notify the Holders, in the manner provided in Section 1.05, at least 35 Scheduled Trading Days prior to the Ex Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of the Close of Business on the Business Day immediately prior to such Ex Date and the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time.
(iv) If the Company is party to a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change, regardless of whether a Holder has the right to require the Company to repurchase its Securities pursuant to Section 6.01, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the assets of the Company, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Securities may be surrendered for conversion at any time from or after the date which is 35 Scheduled Trading Days prior to the anticipated effective date for such transaction (or, if later, the Business Day after the Company gives notice of such transaction) until the earlier of (A) the date which is 35 Scheduled Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related

Fundamental Change Repurchase Date) or (B) the date the Company announces that the transaction will not take place. The Company shall notify Holders and the Trustee (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction, or the anticipated effective date thereof, at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction or the anticipated effective date but in no event later than the actual effective date of the transaction.
Section 7.02. Conversion Procedures. (a) Upon conversion of any Security, subject to this Section 7.02 and Section 7.01 and Section 7.07, the Company will deliver to Holders in respect of each $1,000 Principal Amount of Securities tendered for conversion a settlement amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the Observation Period (the “Settlement Amount”).
The “Daily Settlement Amount” for each of the 30 consecutive Trading Days during the Observation Period shall consist of:
(i) cash equal to the lesser of one-thirtieth of $1,000 and the Daily Conversion Value; and
(ii) if the Daily Conversion Value exceeds one-thirtieth of $1,000, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and one-thirtieth of $1,000, divided by (B) the Daily VWAP for such Trading Day.
The “Daily Conversion Value” means, for each of the 30 consecutive Trading Days during the Observation Period, one-thirtieth of the product of (i) the applicable Conversion Rate for such Trading Day and (ii) the Daily VWAP of the Common Stock on such Trading Day.
(b) If any adjustment to the Conversion Rate or conversion of Securities pursuant to this Section 7.02 would require the Company to issue shares of Common Stock in excess of the amount permitted by applicable listing standards of The NASDAQ Global Select Market to be issued without approval by the Company’s stockholders, the Company shall, at its option, either (i) obtain the approval of its stockholders with respect to such issuance or (ii) in lieu of delivering shares of Common Stock in excess of such limitations, pay cash on a pro rata basis to the Holders of Securities being converted in an amount per share of Common Stock equal to the Daily VWAP of the Common Stock on each Trading Day of the relevant Observation Period in respect of which such shares would otherwise be required to be delivered to the converting Holders.

(c) For purposes of this Section 7.02, and notwithstanding the definition contained in Section 1.01, the term “Trading Day” shall mean a day on which (A) there is no Market Disruption Event and (B) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the other principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock (or other security for which a Daily VWAP must be determined for purposes of this Section 7.02) is not so listed or admitted for trading, then, for purposes of this Section 7.02, “Trading Day” shall mean a Business Day.
(d) For purposes of this Section 7.02, the term “Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
(e) Before any Holder of a Security shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 7.02(l) and, if required pursuant to Section 7.02(a)(i), pay all stamp, transfer or similar taxes or duties, if any, in connection with such conversion and (2) in the case of a Security issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Security (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the Principal Amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Company’s conversion obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required pursuant to Section 7.02(a)(i), pay all stamp, transfer or similar taxes or duties, if any, in connection with such conversion, and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 7.02(l). No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice, as the case may be, in accordance with Section 6.03.

If more than one Security shall be surrendered for conversion at one time by the same Holder, the Company’s conversion obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.
(f) A Security shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in clause (e); provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion will become the Holder of record of such shares as of the Close of Business on the last Trading Day of the relevant Observation Period.
(g) Except as set forth in Section 7.06, payment of the Settlement Amount pursuant to Section 7.02 in satisfaction of the Company’s conversion obligation shall be made by the Company in no event later than the third Business Day immediately following the last Trading Day of the Observation Period. The Company shall deliver cash in lieu of any fractional share of Common Stock issuable in connection with payment of the Settlement Amount (based on the Daily VWAP of the last Trading Day of the applicable Observation Period.
(h) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.
(i) If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name of other than the Holder’s name or, solely because as a result of actions by the Holder, the tax is imposed by any taxing authority outside the United States, in which case the Holder will pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name or because of such tax imposed by such taxing authority outside the United States. Nothing herein shall preclude any tax withholding required by law or regulations.

(j) Except as provided in Section 7.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Security as provided in this Article 7.
(k) Upon the conversion of an interest in a Global Security, the Trustee shall make a notation on such Global Security as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversion of any Security effected through any Conversion Agent other than the Trustee.
(l) Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid Interest except as set forth below. The Company’s settlement of the conversion obligation as described above shall be deemed to satisfy its obligation to pay the Principal Amount of the Security and accrued and unpaid Interest to, but not including, the Conversion Date. As a result, accrued and unpaid Interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited, and to have been paid first out of the cash paid upon such conversion. Notwithstanding the preceding sentence, payments in respect of accrued and unpaid Interest on Securities converted after the Close of Business on a Record Date and prior to the Open of Business on the related Interest Payment Date shall be governed by the provisions of Section 4.01 hereof. Except as described above, no payment or adjustment will be made for accrued Interest on converted Securities.
Section 7.03. Adjustment of Conversion Rate. The initial Conversion Rate (the “Initial Conversion Rate”) is 33.0164 shares of Common Stock per $1,000 Principal Amount of Securities (equivalent to a Conversion Price of approximately $30.29). The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Conversion Rate shall not be adjusted if Holders of Securities may participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, in any of the transactions described in this Section 7.03 without having to convert their Securities as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the Principal Amount of Securities held by such Holders divided by $1,000:
(a) If the Company shall exclusively issue shares of its Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on such Ex Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex Date or Effective Date; and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made pursuant to this Section 7.03(a) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination. If any dividend or distribution of the type described in this Section 7.03(a) is declared but not so paid or made, and an adjustment to the Conversion Rate has become effective pursuant to the preceding sentence, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on such Ex Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase pursuant to this Section 7.03(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex Date for such issuance. To the extent such rights, options or warrants are not exercised or converted prior to their expiration or termination, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex Date for such issuance had not occurred.
In determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of its Common Stock, excluding:
(i) Dividends or distributions, and rights, options or warrants as to which an adjustment to the Conversion Rate is effected pursuant to Section 7.03(a) or Section 7.03(b) above or Section 7.03(e) below;
(ii) dividends or distributions paid exclusively in cash, including as described in Section 7.03(d);
(iii) Spin-Offs to which the provisions set forth below in this Section 7.03(c) apply; and
(iv) dividends or distributions in connection with a reclassification, merger, sale or conveyance resulting in a change in the consideration the Holders would receive upon conversion of the Securities, as set forth in Section 7.07.
then the Conversion Rate will be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on such Ex Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock of the Company, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock on the Ex Date for such distribution.
provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 Principal Amount of the Securities, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of the Common Stock equal to the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for the distribution.

Such increase shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 7.03(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used above in computing the average of the Last Reported Sale Prices of the Common Stock.
With respect to an adjustment pursuant to this Section 7.03(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after and, if the Ex Date is effective as of the open of trading on the Ex Date of the Spin Off, including, the Ex Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.
Such adjustment shall occur on the last day of the Valuation Period; provided that in respect of any conversion (or calculation of a Daily Conversion Value in respect of a conversion occurring before the Ex Date of any Spin-Off) during the Valuation Period, references above with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex Date of such Spin-Off and the Conversion Date or the date of such calculation of a Daily Conversion Value in determining the applicable Conversion Rate.

For purposes of this Section 7.03(c), Section 7.03(a) and Section 7.03(b), any dividend or distribution to which this Section 7.03(c) is applicable that also includes shares of Common Stock, or rights, options, or warrants to subscribe for, purchase or convert into shares of Common Stock to which Section 7.03(a) and/or 7.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights, options or warrants to which Section 7.03(a) or 7.03(b) applies (and any Conversion Rate adjustment required by this Section 7.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants to which Section 7.03(a) or 7.03(b) applies (and any further Conversion Rate adjustment required by Section 7.03(a) and 7.03(b) with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall be substituted for “the Ex Date,” “the Ex Date or Effective Date,” and “the Ex Date for such issuance” within the meaning of Section 7.03(a) and Section 7.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex Date or Effective Date” within the meaning of Section 7.03(a).
(d) If a cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than (i) distributions described in Section 7.03(e) pursuant to which an adjustment to the Conversion Rate is made pursuant to Section 7.03(e), (ii) an extraordinary cash dividend or distribution that the Company’s Board of Directors designates as payable with respect to the Securities or (iii) regular quarterly cash dividends that do not exceed $0.16 per share (the “Initial Dividend Threshold”)), the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex Date for such dividend or distribution; and

C	=	the amount in cash per share that the Company distributes to holders of Common Stock in excess of the Initial Dividend Threshold provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero. The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate, provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate under this Section 7.03(d).
provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, each Holder shall receive, for each $1,000 Principal Amount of Securities, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such cash dividend or distribution. Such increase shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
For the avoidance of doubt, for purposes of this Section 7.03(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 7.03(d), references in this Section 7.03(d) to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock (subject to the tender offer rules under the Exchange Act that may then be applicable), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires,
The adjustment to the Conversion Rate under this Section 7.03(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion (or calculation of a Daily Conversion Value in respect of a conversion occurring before the expiration of such tender or exchange offer) within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date or the date of such calculation of Daily Conversion Value in determining the applicable Conversion Rate.

If the Company is obligated to repurchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
(f) For purposes of this Section 7.03, the term “Effective Date” shall mean the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the transaction.
(g) In addition to those required by clause (a), (b), (c), (d), or (e) of this Section 7.03 (and subject to Section 7.02(b), the Company from time to time may increase the Conversion Rate by any amount for a period at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at such Holder’s last address appearing on the Security Register provided for in Section 3.05 a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(h) All calculations and other determinations under this Article 7 shall be made by the Company or its agents (exclusive of the Conversion Agent) and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 7.03. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. However, the Company will carry forward any adjustments that are less than 1% of the applicable Conversion Rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the Conversion Rate then in effect at such time, (i) in connection with any subsequent adjustment to the Conversion Rate or (ii) on each trading day of any Observation Period in connection with any conversion of the Securities.

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee and the Conversion Agent shall have received such Officers’ Certificate, neither the Trustee nor the Conversion Agent shall be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which a Responsible Officer of the Trustee or the Conversion Agent, as applicable, has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at such Holder’s last address appearing on the Security Register provided for in Section 3.05 of this Indenture, within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(j) In any case in which this Section 7.03 provides that an adjustment shall become effective immediately after (1) an Ex Date or Effective Date for an event or (2) the expiration date for any tender or exchange offer pursuant to Section 7.03(e) (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 7.03. For purposes of this Section 7.03(j), the term “Adjustment Event” shall mean:
(i) in any case referred to in clause (1) hereof, the occurrence of such event,
(ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
(k) For purposes of this Section 7.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(l) Notwithstanding any of the foregoing, the Conversion Rate will not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) and outstanding as of the date the Securities were first issued; (iv) for any dividend or distribution in connection with a merger, sale or conveyance effected solely for the purpose of changing the Company’s jurisdiction of incorporation as permitted by the terms of this Indenture; (v) for a change in the par value of the Common Stock; or (vi) for accrued and unpaid Interest.
Section 7.04. Shares to be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Securities from time to time as such Securities are presented for conversion.
Section 7.05. Adjustments of Prices. Whenever a provision of this Indenture requires the calculation of the Last Reported Sale Prices, Daily VWAP, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Company’s Board of Directors will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated, including upon the occurrence of multiple events that each result in an adjustment to the Conversion Rate in such period.
Section 7.06. Adjustments upon Certain Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) under the circumstances and as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Notice of Conversion of the Securities is received by the Conversion Agent from, and including, the effective date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for proviso (ii) in clause (2) of the definition thereof, the 35th Trading Day immediately following the effective date of such Make-Whole Fundamental Change).

(b) The number of Additional Shares, if any, by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Effective Date”) and the Stock Price paid (or deemed paid) per share of Common Stock in the Make-Whole Fundamental Change; provided that if the actual Stock Price is between two Stock Price amounts in such table or the Make-Whole Effective Date is between two Make-Whole Effective Dates in such table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $75.00 per share of Common Stock (subject to adjustment in the same manner and at the same time as set forth in Section 7.06(c)), no Additional Shares will be added to the Conversion Rate, and (2) the Stock Price is less than $25.24 per share (subject to adjustment in the same manner as set forth in Section 7.06(c)), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of Additional Shares issuable upon conversion in connection with a Make-Whole Fundamental Change exceed 6.6033 shares per $1,000 Principal Amount of Securities provided that this limit will be subject to adjustment in the same manner as set forth in Section 7.03).
(c) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 7.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).
(d) The table in Schedule A hereto sets forth the number of additional shares to be received per $1,000 Principal Amount of Securities.
(e) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall pay or deliver, as the case may be, in lieu of shares of Common Stock, including the Additional Shares, cash or a combination of cash and shares of Common Stock as provided under Section 7.02; provided, however, that if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Securities following the Make-Whole Effective Date, the conversion obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount of cash per $1,000 Principal Amount of converted Securities equal to the applicable Conversion Rate (including any adjustment) multiplied by the Stock Price. In such event, the conversion obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify Holders of the Make-Whole Effective Date (the “Make-Whole Fundamental Change Notice”) and issue a press release announcing such Make-Whole Effective Date no later than five Business Days after such Make-Whole Effective Date.

(f) At the Company’s option, in lieu of increasing the Conversion Rate as described in this Section 7.06 in the event of a Make-Whole Fundamental Change, the Company may elect to make a cash payment in respect of the Additional Shares. Such cash payment to any Holder electing to convert its Securities would be equal to the number of Additional Shares issuable upon conversion determined by reference to the table in Schedule A multiplied by the effective share price of the transaction which constitutes a Fundamental Change. Any such election by the Company will be disclosed in the Fundamental Change Company Notice. Once this notice has been provided, the Company may not modify or withdraw its election.
Section 7.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur:
(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);
(ii) any consolidation, merger or combination involving the Company;
(iii) any sale, lease or other transfer to any other Person of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or
(iv) any statutory share exchange,
in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 Principal Amount of Securities shall be changed into a right to convert such principal amount of Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive upon such transaction. In such a case, any increase in the Conversion Rate by the Additional Shares as described in Section 7.06 will not be payable in Additional Shares (or cash and Additional Shares), but will represent a right to receive the aggregate amount of cash, securities and other property into which the Additional Shares would convert in the transaction from the surviving entity (or a direct or indirect parent thereof). However, at and after the effective time of such transaction, (x) any amount otherwise payable in cash upon conversion of the Securities pursuant to Section 7.02 shall continue to be payable in cash, (y) the number of shares of Common Stock otherwise deliverable upon conversion of the Securities pursuant to Section 7.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such transaction and (z) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made. The Company shall not enter into any agreement to become a party to such a transaction unless the terms of the transaction are consistent with this Section 7.07.
(b) The above provisions of this Section shall similarly apply to successive transactions described in Section 7.07(a).
(c) In connection with any adjustment to the Conversion Rate described in Section 7.07(a), the Initial Dividend Threshold shall be adjusted based on the number of shares of Common Stock comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property. If the Reference Property is comprised solely of non-stock consideration, the Initial Dividend Threshold will be zero.
Section 7.08. Certain Covenants.
(a) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.
(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
(c) The Company covenants that if at any time the Common Stock shall be listed on any other National Securities Exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities.
Section 7.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 7.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 7.10. Notice to Holders Prior to Certain Actions. In case:
(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.03;
(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;
(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the Security Register, provided for in Section 3.05 of this Indenture, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
Section 7.11. Stockholder Rights Plans. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 7 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidences of indebtedness, assets, property, rights, options or warrants as provided in Section 7.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 7.12. Exchange in Lieu of Conversion.
(a) If at any time when a Holder surrenders Securities for conversion prior to the Stated Maturity of the Securities the Company:
(i) has designated a financial institution (a “Designated Institution”) to accept such Securities in exchange for shares of Common Stock and cash, as applicable, equal to the consideration due upon conversion as provided in Section 7.02; and
(ii) notifies the Holder surrendering such Securities for conversion by the Close of Business on the Trading Day immediately preceding the start of the applicable Observation Period, that it has directed the Designated Institution to make an exchange in lieu of conversion, then, notwithstanding anything in this Indenture to the contrary, the Company may direct the Conversion Agent to surrender such Securities, on or prior to the commencement of the applicable Observation Period to the Designated Institution for exchange in lieu of conversion.
(b) If the Designated Institution accepts Securities surrendered for exchange, it shall notify the Conversion Agent of the terms of such exchange and shall deliver cash and, if applicable, the appropriate number of shares of Common Stock, as specified in Section 7.02 to the Conversion Agent and the Conversion Agent shall deliver the cash and shares of Common Stock, as applicable, to the Holder, within the time period specified in Section 7.02(j), which delivery shall be deemed to satisfy the Company’s conversion obligations under this Article 7 with respect to such Holder. Any Securities so exchanged by such Designated Institution shall remain Outstanding for all purposes under this Indenture.
(c) If the Designated Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration to the Conversion Agent, or if the Designated Institution does not accept such Securities for exchange, the Company shall, within the time period specified in Section 7.02(j), convert such Securities into cash and shares of Common Stock, as applicable, in accordance with the provisions of Section 7.02.
(d) For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 7.12 require such financial institution to accept any Securities for exchange (unless the institution has separately made an agreement with the Company).

ARTICLE 8
Events of Default; Remedies
Section 8.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a) default in the payment of Interest on any Securities when due and payable and such default continues for a period of 30 days;
(b) default in the payment of the Principal Amount or Fundamental Change Repurchase Price on any Security when due and payable;
(c) default in the Company’s obligation to deliver the cash and Common Stock, if any, payable upon exercise of a Holder’s conversion rights in accordance with Article 7 hereof;
(d) failure by the Company to issue a Fundamental Change Company Notice or the notice required pursuant to Section 7.01(a)(iii) or Section 7.01(a)(iv), in each case when due;
(e) failure by the Company to comply with its obligations under Article 9 hereof;
(f) default in the performance of any covenant or agreement of the Company in this Indenture or the Securities (other than a default specified in paragraph (a) or (b) above), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(g) default by the Company in the payment of the principal or Interest in excess of $50,000,000 by the end of any applicable grace period after maturity of indebtedness for borrowed money and continuance of such failure on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for borrowed money, whether such indebtedness now exists or is hereafter created;

(h) the acceleration of indebtedness of the Company for borrowed money in an amount in excess of $50,000,000 in the aggregate because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities;
(i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or such Significant Subsidiary under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiary or of any substantial part of its respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
(j) the commencement by the Company or any of its Significant Subsidiaries of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries in furtherance of any such action.
Section 8.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in Section 8.01(i) and Section 8.01(j)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may declare the Principal Amount plus accrued and unpaid Interest on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid Interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 8.01(i) or Section 8.01(j), the Principal Amount plus accrued and unpaid Interest on all Outstanding Securities will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 8 provided, the Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (except with respect to nonpayment of principal, including the Fundamental Change Price, if applicable, or interest or with respect to the failure to deliver the consideration due upon conversion) if:
(i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and
(ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid Interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.13.
No such rescission shall affect any subsequent Default or impair any right consequent thereon.
Section 8.03. Additional Interest. (a) If, at any time during the six-month period beginning on, and including, the date which is six months after the last Issue Date of the Securities, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders, other than the Company’s affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities which shall accrue on the Securities at a rate of 0.50% per annum of the Principal Amount of Outstanding Securities for each day during such period for which the Company’s failure to file, or the failure of the Securities to be freely tradable by Holders, other than the Company’s affiliates, as described above, has occurred and is continuing ending on the date that is one year after the last Issue Date of the Securities.

(b) If, and for so long as, the restrictive legend on the Securities has not been removed in accordance with Article 2 or the Securities are not otherwise freely tradable by Holders, other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), as of the 365th day after the last Issue Date of the Securities (or the next succeeding Business Day if such 365th day is not a Business Day), the Company shall pay Additional Interest on the Securities which shall accrue on the Securities at a rate equal to 0.50% per annum of the Principal Amount of Outstanding Securities until, as applicable (i) the restrictive legend on the Securities has been removed in accordance with Article 2, or (ii) the Securities are freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities)
(c) Notwithstanding Section 8.02, if so elected by the Company, the sole remedy for any Event of Default relating Company’s failure to comply with Section 5.07 hereof, will for the first 360 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.25% per annum of the Principal Amount of Outstanding Securities during the first 360 day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs. The Additional Interest payable pursuant to this Section 8.03(c) will be in addition to any Additional Interest that may accrue pursuant to Section 8.03(a) or Section 8.03(b) hereof. If the Company so elects, the Additional Interest payable under this Section 8.03(c) will be payable on all Outstanding Securities from and including the date on which such Event of Default first occurs, to the 360th day thereafter, or such earlier date on which such Event of Default has been cured or waived. On the 361st day after such Event of Default (or earlier, if the Event of Default is cured or waived prior to such 361st day), Additional Interest payable pursuant to this Section 8.03(c) will cease to accrue and, to the extent the Event of Default is continuing after such 361st day, the Securities will be subject to acceleration as provided in Section 8.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 8.03(c) upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 8.02.
In order to elect to pay the Additional Interest payable pursuant to this Section 8.03 as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the failure to comply with Section 5.07 in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and Paying Agent of such election prior to the beginning of such 360 day period. Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Securities will be subject to acceleration as provided in Section 8.02.
(d) For purposes of this Section 8.03: an “affiliate” of the Company means, at any time, (i) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company and/or (ii) has been such a Person within the preceding three months; and “freely tradable” means such Securities may be sold pursuant to Rule 144 without compliance with the volume and manner of sale restrictions thereof.

Section 8.04. Collection of indebtedness and Suits For Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid Interest at the Maturity thereof or in the payment of the Fundamental Change Repurchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
Section 8.05. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.07.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 8 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 10.07;
SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Fundamental Change Repurchase Price or Interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and
THIRD: To the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct in writing.
Section 8.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 8.01(a), Section 8.01(b) or Section 8.01(c)), unless:
(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
(ii) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
(iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
(v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
Section 8.08. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Fundamental Change Repurchase Price or accrued and unpaid Interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or Fundamental Change Repurchase Date, as applicable, and to convert the Securities in accordance with Article 7, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
Section 8.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 8.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 8.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 8 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 8.12. Control by Holders. The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:
(i) such direction shall not be in conflict with any rule of law or with this Indenture;
(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
(iii) the Trustee has not determined that such action would either subject it to liability or be unduly prejudicial to the rights of the other Holders.
Section 8.13. Waiver of Past Defaults. The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences (including waivers obtained in connection with a repurchase of, or tender offer or exchange for Securities), except a Default:
(i) Described in Section 8.01(a), Section 8.01(b) or Section 8.01(c); or
(ii) in respect of a covenant or provision hereof which under Article 13 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 8.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 8.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Security on or after Maturity of such Security, the Fundamental Change Repurchase Price or the Settlement Amount.

Section 8.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 8.16. Violations of Certain Covenants. A violation of Section 5.07 or any other covenant or agreement in this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.
ARTICLE 9
Consolidation, Merger, Conveyance, Transfer or Lease
Section 9.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into another Person or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:
(a) either (i) the Company is the resulting, surviving or transferee Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the “Surviving Entity”), (1) is a Corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) the Surviving Entity expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities, and this Indenture; and
(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
Section 9.02. Successor Substituted. Upon any consolidation of the Company with, or merger with or into or sale of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 9.01, the successor Person formed by such consolidation or which the Company is merged with or into or sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 10
The Trustee
Section 10.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Securities at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Securities; and
(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
Section 10.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder known to the Trustee within 60 days after the occurrence thereof; provided, that (except in the case of any Default in the payment of Principal Amount or Interest on any of the Securities or Fundamental Change Repurchase Price or a Default in the payment or delivery of the consideration due upon conversion), the Trustee shall be protected in withholding such notice if and so long as a committee of officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
Section 10.03. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 10.01:
(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);
(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
Section 10.04. No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
Section 10.05. Trustee, Paying Agents, Conversion Agents or Registrar May Own Securities. The Trustee, any Paying Agent, any Conversion Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.
Section 10.06. Monies to be Held in Trust. Subject to the provisions of Section 12.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
Section 10.07. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 10.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities. The obligation of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(i) or Section 8.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 10.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
Section 10.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 10.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.09, it shall resign promptly in the manner and with the effect hereinafter specified in this Article 10.
Section 10.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon 10 Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee, or, if any Holder who has been a bona fide Holder for at least six months may, subject to the provisions of Section 8.14, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b) In case at any time any of the following shall occur:
(i) the Trustee shall fail to comply with Section 10.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least six months; or
(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or
(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 8.14, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment 60 days after either the Company or the Holder has removed the Trustee, the Trustee so removed may petition any court of competent jurisdiction for an appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.
(c) The Holders of a majority in aggregate Principal Amount of the Securities at the time Outstanding may at any time remove the Trustee and nominate a successor Trustee which shall be deemed appointed as successor Trustee unless, within 10 days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 10.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 10.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 10.11.
Section 10.11. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 10.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 10.07, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 10.07.
No successor Trustee shall accept appointment as provided in this Section 10.11 unless, at the time of such acceptance, such successor Trustee shall be qualified under the provisions of Section 10.08 and be eligible under the provisions of Section 10.09.
Upon acceptance of appointment by a successor Trustee as provided in this Section 10.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.
Section 10.12. Succession by Merger, Etc.. Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such Corporation shall be qualified under the provisions of Section 10.08 and eligible under the provisions of Section 10.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or authenticating agent appointed by such predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor Trustee may authenticate such Securities in the name of the successor Trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 10.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
ARTICLE 11
Holders’ Lists and Reports by Trustee
Section 11.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
(a) semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and
(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.
Section 11.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
Section 11.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than June 15 in each calendar year, commencing on June 15, 2011. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.
(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.
ARTICLE 12
Satisfaction and Discharge
Section 12.01. Satisfaction and Discharge of Indenture. When (a) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 3.07) for cancellation or (b) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and/or shares of Common Stock (solely to satisfy outstanding conversions, if applicable) sufficient to pay all amounts due and owing on all Outstanding Securities (other than Securities replaced pursuant to Section 3.07), and if in either case the Company pays all other sums payable hereunder by the Company with respect to the Outstanding Securities, then this Indenture shall cease to be of further effect with respect to the Securities or any Holders. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 10.07 and, if money shall have been deposited with the Trustee pursuant to Section 12.01, the obligations of the Trustee under Section 12.01 and Section 12.04 shall survive such satisfaction and discharge.
Section 12.02. Application of Trust Money. Subject to the provisions of Section 12.04, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) to the Persons entitled thereto, of the principal and Interest for whose payment such money has been deposited with the Trustee.
Section 12.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
Section 12.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or Interest, on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of or Interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.
Section 12.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 12.02; provided, however, that if the Company makes any payment of Interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 13
Supplemental Indentures
Section 13.01. Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(i) to cure any ambiguity or correct any omission, defect or inconsistency contained herein, so long as such action does not adversely affect to a material extent the interest of the Holders; provided that any such action made solely to conform the provisions of this Indenture to the description thereof contained in the final offering memorandum dated June 3, 2010, shall be deemed not to adversely affect the interests of the Holders;
(ii) to provide for the assumption by a successor Corporation of the obligations of the Company contained herein and in the Securities;
(iii) to provide for uncertificated Securities in addition to or in place of Physical Securities; provided that the Company receives an opinion of nationally recognized tax counsel that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Sections 163(f)(2)(A)(iv) and 163(f)(2)(B) of the Code, if then applicable;
(iv) to add guarantees with respect to the Securities;
(v) to secure the Securities;
(vi) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;
(vii) to make any change that does not adversely affect the rights of any Holder; or
(viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

Section 13.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the Outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
(i) reduce the rate or extend the time of payment of any Interest on any Security;
(ii) reduce the Principal Amount of, or extend the Stated Maturity of, any Security;
(iii) make any change that impairs or adversely affects right of a Holder to convert any Security or the Conversion Rate of any Securities;
(iv) reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(v) make any Security payable in money other than that stated in the Security;
(vi) change the ranking of the Securities;
(vii) impair the right of any Holder to receive payment of principal and Interest on such Holder’s Securities on or after the due dates therefor or institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;
(viii) modify any of the provisions of this Section 13.02, Section 13.03 or Section 8.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.
It shall not be necessary for any Act of Holders under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 13.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 13 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 10.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.04, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 13.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 13, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 13.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 13 shall conform to the requirements of the Trust Indenture Act.
Section 13.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 13 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
Section 13.07. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Holder, at his address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
ARTICLE 14
Miscellaneous
Section 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 14.02. Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:
if to the Company:
Xilinx, Inc.
2100 Logic Drive
San Jose, CA 95124
Attn: Treasurer
to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Security Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The party providing electronic instructions agrees to assume the risk arising from the use of such electronic methods to submit instructions to the Trustee.
Section 14.03. Communication by Holders with other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 14.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(a) a statement that the individual making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c) a statement that, in the opinion of such individual, has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
Section 14.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 14.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in The City of New York. If an Interest Payment Date is any Fundamental Change Repurchase Date falls on a Legal Holiday, payment shall be made on the next succeeding Business Day that is not a Legal Holiday, and no Interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected. In any case where the Stated Maturity of any Security is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal need not be made on such date, but may be made on the next succeeding Business Day that is not a Legal Holiday, with the same force and effect as if made on at the Stated Maturity.

Section 14.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
Section 14.09. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 14.10. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 14.11. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 14.12. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
Section 14.13. Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or Portable Document Format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.14. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Indenture and the Securities. Such calculations include but are not limited to, determinations of the Last Reported Sale Price of the Common Stock, Interest payable on the Securities and the Conversion Rate. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder. For the avoidance of doubt, the Trustee and the Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to Daily VWAP, Trading Price and Last Reported Sale Price. Nor shall the Trustee or the Conversion Agent be charged with knowledge of or have any duties to monitor the stock price or any Measurement Period.
Section 14.15. Governing Law. This Indenture and the Securities, and any claims controversy or dispute arising under or related to this Indenture or the Securities, shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.
Section 14.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.
Section 14.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 14.18. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 14.19. No Recourse Against Others. None of the Company’s, or of any successor entity’s, direct or indirect stockholders, employees, officers or directors, as such, past, present or future, shall have any personal liability in respect of the obligations of the Company under this Indenture or the Securities solely by reason of his or its status as such stockholder, employee, officer or director.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

XILINX, INC.
By:	/s/ Jon A. Olson
	Name:	Jon A. Olson
	Title:	Senior Vice President, Finance and Chief Financial Officer
[Trustee Signature Follows]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Alex Briffett
	Name:	John A. (Alex) Briffett
	Title:	Authorized Signatory

SCHEDULE A
Additional Shares to Be Delivered in Connection with Conversion Upon a Make-Whole Fundamental Change

Stock Price
Effective Date	$25.24	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00
June 9, 2010	6.6033	4.6807	2.8909	1.8046	1.1259	0.6935	0.4152	0.2359	0.1216	0.0518	0.0141
June 15, 2011	6.6033	4.9306	3.0162	1.8645	1.1515	0.7021	0.4157	0.2333	0.1184	0.0491	0.0125
June 15, 2012	6.6033	5.1042	3.0712	1.8647	1.1301	0.6752	0.3908	0.2131	0.1038	0.0399	0.0081
June 15, 2013	6.6033	5.1449	3.0071	1.7679	1.0339	0.5933	0.3271	0.1669	0.0728	0.0221	0.0016
June 15, 2014	6.6033	4.9678	2.7595	1.5293	0.8358	0.4425	0.2195	0.0951	0.0300	0.0030	0.0000
June 15, 2015	6.6033	4.4546	2.2387	1.0990	0.5189	0.2272	0.0838	0.0193	0.0001	0.0000	0.0000
June 15, 2016	6.6033	3.3899	1.2970	0.4404	0.1229	0.0191	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2017	6.6033	0.3169	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000